EX-99.77I - TERMS OF NEW OR AMENDED SECURITIES
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     Effective November 27, 2007, the Goldman Sachs Growth and Income, Goldman
Sachs Large Cap Value, Goldman Sachs Small Cap Value, Goldman Sachs Capital Growth, Goldman Sachs Concentrated Growth, Goldman Sachs Growth Opportunities and Goldman Sachs Small/Mid Cap Growth Funds commenced offering Class R and Class IR Shares. Effective November 27, 2007, the Goldman Sachs Mid Cap Value Fund commenced offering Class IR Shares.

     The terms of Class R and Class IR Shares for these Funds are described in Post-Effective Amendment No. 173 to the Trusts Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 27, 2007 (Accession No. 0000950123 07 015968) (PEA 173).

     Effective November 30, 2007, the Goldman Sachs Structured Large Cap Value Fund, Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Structured Large Cap Growth Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Structured International Equity Fund, Goldman Sachs Retirement Strategy 2010 Portfolio, Goldman Sachs Retirement Strategy 2015 Portfolio, Goldman Sachs Retirement Strategy 2020 Portfolio, Goldman Sachs Retirement Strategy 2030 Portfolio, Goldman Sachs Retirement Strategy 2040 Portfolio, and Goldman Sachs Retirement Strategy 2050 Portfolio commenced offering Class R and Class IR Shares.

     The terms of Class R and Class IR Shares for these Funds are described in Post-Effective Amendment No. 174 to the Trusts Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 30, 2007 (Accession No. 0000950123-07-016179).

     Amendment No. 47 to the Trusts Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR shares, is incorporated herein by reference to Exhibit (a)(48) to PEA 173.